Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the registration statement Form SB-2 of HyperBaric Systems and the related prospectus of our report, relating to the financial statements of HyperBaric Systems, dated March 14, 2001.

/s/ L.L. Bradford & Company
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    L.L. BRADFORD & COMPANY, LLC

    Las Vegas, Nevada
    December 4, 2001